UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Opexa Therapeutics, Inc.

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OPEXA THERAPEUTICS, INC.

2635 TECHNOLOGY FOREST BLVD.

THE WOODLANDS, TEXAS 77381

July 23, 2015

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Opexa Therapeutics, Inc. on Friday, August 28, 2015 at 10:00 a.m. Central Time. The meeting will be held at 2 Houston Center, 909 Fannin, Suite 2000, Houston, Texas 77010.

Information about the Annual Meeting, including matters on which shareholders will act, may be found in the Notice of Annual Meeting and Proxy Statement accompanying this letter. We look forward to greeting in person as many of our shareholders as possible.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and promptly return the accompanying proxy in the enclosed envelope or use one of the voting methods described in the attached materials. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a legal proxy issued in your name.

Sincerely yours,

Neil K. Warma, President and Chief Executive Officer

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our proxy solicitor:

ADVANTAGE PROXY

(877) 870-8565 (toll free)

OPEXA THERAPEUTICS, INC.

2635 TECHNOLOGY FOREST BLVD.

THE WOODLANDS, TEXAS 77381

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 28, 2015

The Annual Meeting of shareholders of Opexa Therapeutics, Inc. will be held on Friday, August 28, 2015, at 10:00 a.m. Central Time, at 2 Houston Center, 909 Fannin, Suite 2000, Houston, Texas 77010. Our shareholders are being asked to vote to:

1.	Elect Timothy C. Barabe, Hans-Peter Hartung, M.D., Gail J. Maderis, Michael S. Richman, Scott B. Seaman and Neil K. Warma to the Board of Directors to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified;

2.	Approve an amendment to the Company’s Restated Certificate of Formation to increase the number of authorized shares of the Company’s common stock from 100 million to 150 million;

3.	Approve an amendment to the Company’s Restated Certificate of Formation to effect a reverse stock split of the Company’s common stock, as determined by our Board of Directors in its discretion, of a ratio of not less than 1-for-4 and not more than 1-for-8;

4.	Ratify the appointment of MaloneBailey, LLP as our independent auditors for the fiscal year ending December 31, 2015; and

5.	Transact any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

These business items are described more fully in the Proxy Statement accompanying this Notice.

Only shareholders who owned common stock at the close of business on July 10, 2015 can vote at this meeting or any adjournments or postponements that may take place. All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose or use one of the voting methods described in the attached materials. Your stock will be voted in accordance with the instructions you have given. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a legal proxy issued in your name.

By Order of the Board of Directors,

Neil K. Warma, President and Chief Executive Officer

Dated: July 23, 2015

The Board of Directors solicits the enclosed proxy. Your vote is important no matter how large or small your holdings. To assure your representation at the meeting, please complete, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope provided or use one of the voting methods described in the attached materials.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on August 28, 2015: This Proxy Statement and our 2014 Annual Report on Form 10-K are available at: www.cstproxy.com/opexatherapeutics/2015

OPEXA THERAPEUTICS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 28, 2015

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of our Board of Directors (“Board”) for use at the annual meeting of shareholders to be held on Friday, August 28, 2015, at 10:00 a.m. Central Time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at 2 Houston Center, 909 Fannin, Suite 2000, Houston, Texas 77010. We intend to mail this Proxy Statement and accompanying proxy card to shareholders on or about July 23, 2015. The Board of Opexa Therapeutics, Inc., a Texas corporation, prepared this Proxy Statement for the purpose of soliciting proxies for our Annual Meeting of Shareholders. The terms “we,” “our,” the “Company” or “Opexa,” refer to Opexa Therapeutics, Inc.

Availability of Annual Report on Form 10-K

Accompanying this Proxy Statement is our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as filed with the Securities and Exchange Commission (the “SEC”). We make available, free of charge through our website (www.opexatherapeutics.com), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with or furnished to the SEC. These reports can be found under “SEC Filings” through the “Investor Relations” section of our website. We will provide to any shareholder without charge, upon the written request of that shareholder, a copy of our Annual Report on Form 10-K (without exhibits), including financial statements and financial statement schedules. Such requests should be addressed to Investor Relations, Opexa Therapeutics, Inc., 2635 Technology Forest Blvd., The Woodlands, Texas 77381.

Voting

Before the meeting, you may vote your shares if they are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, by completing, signing, dating and returning the enclosed proxy card (i) by mail in the postage paid envelope provided or (ii) by faxing your card to (281) 872-8585. Please follow the directions on your proxy card carefully.

If your shares are held in a brokerage account in the name of a bank, broker or other nominee (this is called “street name”), then you are the beneficial owner of the shares and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. You have the right to direct your bank or broker on how to vote the shares in your account, and you may also be able to vote by telephone or via the Internet depending on the voting procedures used by your broker. You may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the telephone or Internet.

You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by telephone or Internet. Whether or not you plan to attend the meeting, however, we encourage you to vote your shares by proxy before the meeting. Please note that if your shares are held in “street name” and you wish to vote at the meeting, you will not be permitted to do so unless you first obtain a legal proxy issued in your name from the broker, bank or nominee that holds your shares.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Opexa, at the address of our executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Quorum, Abstentions and Broker Non-Votes

Our common stock is the only type of security entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on July 10, 2015 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 53,387,743 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Shares of common stock may not be voted cumulatively.

Proxies properly executed, duly returned to us and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted:

•	“FOR” each of the six director nominees;

•	“FOR” approval of the increase in the number of authorized shares of common stock;

•	“FOR” approval of the reverse stock split; and

•	“FOR” the ratification of the appointment of our independent auditors.

It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the person named as proxy in the enclosed form of proxy will have discretionary authority to vote according to his own discretion.

The required quorum for the transaction of business at the Annual Meeting is a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy. Our bylaws provide that unless otherwise provided by law, all matters other than the election of directors shall be decided by the affirmative vote of a majority of the shares of stock represented in person or by proxy at the Annual Meeting. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining.

The term “broker non-vote” refers to shares held by a brokerage firm, bank or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on certain non-routine matters and accordingly may not vote on such matters absent instructions from the beneficial holder. Discretionary items are proposals considered “routine” under the rules of the New York Stock Exchange (also applicable to NASDAQ-listed companies), such as the ratification of the appointment of our independent auditors and the proposals to approve an increase in the number of authorized shares of common stock and to approve the reverse stock split. Non-routine items for which brokers and nominees do not have discretionary voting power include the election of directors.

If you hold your shares in “street name” or through a broker it is important that you direct your broker how to vote your shares.

Vote Required

Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares of common stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. This means the six nominees for directors receiving the highest number of affirmative votes will be elected. Proxies marked to “Withhold Authority” will not affect the election of a candidate who receives a plurality of votes. The election of directors is a matter on which a broker or other nominee is generally not empowered to vote using discretion, and therefore, broker non-votes may exist but will have no effect on the outcome of the election of candidates for directors. Shareholders may not cumulate votes in the election of directors. We urge you to provide any necessary voting instructions to your broker or nominee if you hold your shares in street name in order for your vote to be considered for this proposal.

Proposal 2. Approval of an amendment to the Company’s Restated Certificate of Formation to increase the number of authorized shares of common stock from 100 million to 150 million requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote. The approval of the increase in authorized shares is a matter on which a broker or other nominee is generally empowered to vote, and therefore, broker non-votes are not expected to exist with respect to this proposal. Abstentions will be counted toward the vote total and will have the same effect as “Against” votes.

Proposal 3. Approval of an amendment to the Company’s Restated Certificate of Formation to effect a reverse stock split of the Company’s common stock, as determined by our Board in its discretion, of a ratio of not less than 1-for-4 and not more than 1-for-8, requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote. The approval of the reverse stock split is a matter on which a broker or other nominee is generally empowered to vote, and therefore, broker non-votes are not expected to exist with respect to this proposal. Abstentions will be counted toward the vote total and will have the same effect as “Against” votes.

Proposal 4. Ratification of the appointment of MaloneBailey, LLP as our independent auditors requires the affirmative vote of the holders of a majority of the voting power present or represented by proxy and voting at the Annual Meeting. The ratification of the appointment of the independent auditors is a matter on which a broker or other nominee is generally empowered to vote, and therefore, broker non-votes are not expected to exist with respect to this proposal. Abstentions will not affect the outcome.

Solicitation

The cost of soliciting proxies will be borne by Opexa. In addition to soliciting shareholders by mail and through our regular employees, we will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and we may reimburse these parties for their reasonable out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation. We have retained Advantage Proxy to assist us in soliciting proxies using the means referred to above. We will pay the fees of Advantage Proxy, which we expect to be approximately $5,500, plus reimbursement of out-of-pocket expenses.

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares or to obtain directions to attend the meeting and vote in person, you may contact our proxy solicitor, Advantage Proxy, at (877) 870-8565 (toll free).

Shareholder Proposals

Proposals of shareholders that are intended to be presented at our 2016 Annual Meeting of Shareholders and the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than January 14, 2016, in order to be included in the Proxy Statement and proxy materials relating to that meeting. Moreover, with respect to any proposal by a shareholder not seeking to have the proposal included in the Proxy Statement but seeking to have the proposal considered at our next annual meeting, pursuant to our bylaws such shareholder must provide written notice of such proposal so that it is received by our Secretary at our principal executive offices not less than 50 days nor more than 90 days prior to the date of such meeting; provided, however, that in the event that less than 75 days’ notice of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be received no later than the close of business on the 15th day following the date on which notice of the date of the annual meeting was mailed. If the shareholder fails to give notice by this date, then the persons who are appointed as proxies may exercise their discretionary voting authority with respect to such proposals, even if the shareholders have not been advised of the proposal. In addition, shareholders must comply in all respects with the rules and regulations of the SEC then in effect and the procedural requirements of our bylaws.

Dissenter’s Rights

Neither Texas law nor our Restated Certificate of Formation or bylaws provide our shareholders with dissenters’ rights in connection with the matters described in this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of six members, each with a term expiring at the 2015 Annual Meeting. The Nominating Committee of the Board has recommended, and the Board has nominated, the six incumbent directors for election at the Annual Meeting. The shares represented by the enclosed proxy will be voted for the election as directors of the six nominees named below to serve until the 2016 Annual Meeting or until their successors have been duly elected and qualified. All of the nominees have indicated to us that they will be available to serve as directors. If any of the nominees becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons recommended by the Board as may be determined by the holders of the proxy. There are no family relationships among our executive officers and directors.

Director Nominees

Individuals nominated for election are:

Name	Age	Position
Timothy C. Barabe	62	Director
Hans-Peter Hartung	60	Director
Gail J. Maderis	57	Director
Michael S. Richman	54	Director
Scott B. Seaman	59	Director
Neil K. Warma	52	President, Chief Executive Officer and Director

Timothy C. Barabe has served as a Director since March 2014. He retired in 2013 as Executive Vice President and Chief Financial Officer of Affymetrix, Inc. Previously, from July 2006 until March 2010, he was Senior Vice President and Chief Financial Officer of Human Genome Sciences, Inc. Mr. Barabe served as Chief Financial Officer of Regent Medical Limited, a U.K.-based, privately owned, surgical supply company, from 2004 to 2006. He was with Novartis AG from 1982 through August 2004, where he served in a succession of senior executive positions in finance and general management, most recently as the Chief Financial Officer of Sandoz GmbH, the generic pharmaceutical subsidiary of Novartis. Mr. Barabe serves on the board of ArQule, a Boston-based, NASDAQ-listed biotech company, Vigilant Biosciences, a private medical device company and Project Open Hand, a non-profit organization. He received his B.B.A. degree from the University of Massachusetts (Amherst) and his M.B.A. from the University of Chicago. Mr. Barabe has extensive experience as a senior financial executive of life sciences companies, giving him valuable operational and financial experience, including in the international setting, and knowledge of both the pharmaceutical and biotech industries.

Hans-Peter Hartung, M.D. has served as a Director since March 2014 and as a member of our Scientific Advisory Board since 2010. He has served as a professor and Chairman of the Department of Neurology at Heinrich Heine University of Düsseldorf, Germany since 2001. Dr. Hartung earned his M.D. degree from the University of Düsseldorf and received post-graduate training in immunology, neurology and neuroimmunology at the University of Mainz, Germany and the University of Düsseldorf. He is a member of several international and national medical societies, serves on various executive and academic boards, as well as on the editorial board of a number of international medical journals (including past-president of ECTRIMS, the European Neurological Society, the International Society for Neuroimmunology, the International Federation of Multiple Sclerosis Societies and the World Health Organization Advisory Board on Multiple Sclerosis). He has also been published extensively in the field of neuroimmunological disorders. Dr. Hartung has extensive experience in the field of drug discovery and development, is a leader in the field of clinical immunology and has broad leadership experience on various boards.

Gail J. Maderis has served as a Director since October 2011. Ms. Maderis served as President and CEO of BayBio (Bay Area Bioscience Association), an independent, non-profit trade association serving the life sciences industry in Northern California, from October 2009 to March 2015, and served on BayBio’s board from 2004 to March 2015. From July 2003 to June 2009, Ms. Maderis served as President and CEO of Five Prime Therapeutics,

Inc., a biotechnology company focused on the discovery and development of innovative protein and antibody drugs, and served as a director until 2010. Prior to that, Ms. Maderis held general management positions at Genzyme Corporation from 1997 to 2003, including founder and president of Genzyme Molecular Oncology, a publicly traded division of Genzyme, and corporate vice president of Genzyme Corporation. Ms. Maderis has served as a director of NovaBay Pharmaceuticals, Inc. since October 2010. Ms. Maderis has also been a member of several private company boards. Ms. Maderis received a B.S. degree in business from the University of California at Berkeley and an M.B.A. from Harvard Business School. Ms. Maderis has extensive experience as a senior executive of life sciences companies, giving her valuable operational and industry experience and leadership skills, as well as an extensive network of contacts related to financing, partnering and support services in the biotech industry and visibility into business and policy trends that impact the biopharmaceutical industry.

Michael S. Richman has served as a Director since June 2006. Mr. Richman has served as president and chief executive officer of Amplimmune, Inc., a member of the AstraZeneca group since 2013. Prior to Amplimmune’s acquisition by AstraZeneca, he was president and chief executive officer of the company when it was a privately held biologics company focused on cancer and autoimmune diseases. From April 2002 to May 2007, Mr. Richman served as executive vice president and chief operating officer of MacroGenics, Inc. Mr. Richman joined MacroGenics, Inc. in 2002 with approximately 20 years’ experience in corporate business development within the biotechnology industry. Mr. Richman served as a director of Cougar Biotechnology from June 2006 to July 2009 and is presently a member of the board of directors of GenVec, Inc. and Pieris Pharmaceuticals, Inc. Mr. Richman obtained his B.S. in Genetics/Molecular Biology at the University of California at Davis and his MSBA in International Business at San Francisco State University. He has extensive experience in business development and strategic planning for life science companies, as well as executive leadership and management experience.

Scott B. Seaman has served as a Director of since April 2006. Mr. Seaman has served for over five years as (i) the executive director and treasurer of the Albert and Margaret Alkek Foundation of Houston, Texas, a private foundation primarily supporting biomedical research and institutions in the Texas Medical Center in Houston, Texas, (ii) the chief financial officer of Chaswil Ltd., a private family management company, (iii) secretary and treasurer of M & A Properties Inc., a ranching and real estate concern, and (iv) director of Somebody Cares America. In March 2013, Mr. Seaman was elected a director of Gradalis, Inc., a privately held clinical stage biotechnology company developing cancer focused immunotherapies. In June 2013, Mr. Seaman became a director of Strike Bio, Inc., a privately held clinical stage biotechnology company developing gene interference therapeutics. In April 2009, Mr. Seaman became the Managing Member of ICT Development LLC which is the Managing Member of ICT Holdings LLC, an energy services supplier for which he serves as president. From October 2007 to December 2010, Mr. Seaman served on the board of GeneExcel, Inc., a privately held biotechnology company. From May 2004 to December 2010, Mr. Seaman served as a Member of the Investment Committee of Global Hedged Equity Fund LP, a hedge fund. Mr. Seaman received a bachelor’s degree in business administration from Bowling Green State University and is a certified public accountant. Mr. Seaman has extensive experience in overall financial management and corporate development, combined with operational and corporate governance experience.

Neil K. Warma has served as President and Chief Executive Officer since June 2008 and as a Director since September 2008. He also previously served as our Acting Chief Financial Officer from March 2009 to August 2012. From July 2004 to September 2007, Mr. Warma served as president and chief executive officer of Viron Therapeutics Inc., a privately-held clinical stage biopharmaceutical company. From 2000 to 2003 Mr. Warma was co-founder and president of MedExact USA, Inc., an Internet company providing clinical information and services to physicians and pharmaceutical companies. From 1992 to 2000, Mr. Warma held senior positions of increasing responsibility at Novartis Pharmaceuticals (previously Ciba-Geigy Ltd.) at its corporate headquarters in Basel, Switzerland. While at Novartis, Mr. Warma served as the Head of International Pharma Policy & Advocacy and in senior management within global marketing where he worked on the international launch of a gastrointestinal product. Mr. Warma obtained an honors degree specializing in Neuroscience from the University of Toronto and an International M.B.A. from the Schulich School of Management at York University in Toronto. As our President and Chief Executive Officer, Mr. Warma is directly involved in all aspects of our operations. He has extensive experience in corporate business development within the biopharmaceutical industry, in addition to executive leadership and management experience.

The Board of Directors recommends that shareholders vote “FOR” the election to the Board of each of the above nominees.

Board and Shareholder Meetings

Members of the Board are encouraged to attend our Annual Meeting of shareholders; however, attendance is not mandatory. All six of our directors attended the 2014 Annual Meeting of shareholders. For the fiscal year ended December 31, 2014, the Board held six meetings, and each director attended at least 75% of the total number of meetings held by the Board and all committees on which such director served during the period he or she was a director in 2014, except for Dr. Hartung.

Director Independence

The Board has determined that Messrs. Barabe, Richman and Seaman, Dr. Hartung and Ms. Maderis are each an independent director within the meaning of NASDAQ listing standards, which directors constitute a majority of the Board. The Board has determined that each member of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees is independent (or similarly designated) based on the Board’s application of the standards of NASDAQ and the rules and regulations promulgated by the SEC or the Internal Revenue Service, as appropriate for such committee membership.

Committees of the Board of Directors

We currently have a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board has adopted written charters for each of the committees, and copies of the charters are available on our website at www.opexatherapeutics.com. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this document.

The current members of these committees are as follows:

Director	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Timothy C. Barabe	X	X	X	X
Gail J. Maderis	X	X	X	X
Michael S. Richman	X		X	X
Scott B. Seaman	X	X		X

Audit Committee

The Audit Committee of the Board currently consists of Messrs. Seaman (chair) and Barabe and Ms. Maderis, each of whom is an independent, non-employee director. The Audit Committee selects, on behalf of our Board, an independent public accounting firm to audit our financial statements, discusses with the independent auditors their independence, reviews and discusses the audited financial statements with the independent auditors and management, recommends to our Board whether the audited financials should be included in our annual reports to be filed with the SEC, and oversees management’s identification, evaluation, and mitigation of major risks to Opexa. The Audit Committee operates pursuant to a written charter. During the last fiscal year, the Audit Committee held four meetings.

All of the members of the Audit Committee are non-employee directors who: (1) met the criteria for independence as required by NASDAQ listing standards and as set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (2) did not participate in preparation of our financial statements during the past three years; and (3) are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. The Board has determined that Messrs. Seaman and Barabe and Ms. Maderis each, individually, qualify as an “audit committee financial expert” as defined in SEC regulations and also possesses the financial sophistication and requisite experience as required under NASDAQ listing standards.

Compensation Committee

The Compensation Committee of the Board currently consists of Messrs. Barabe (chair) and Richman and Ms. Maderis, each of whom is an independent director. The Compensation Committee reviews and approves (1) the annual salaries and other compensation of our executive officers and (2) individual stock and stock option grants. The Compensation Committee also provides assistance and recommendations with respect to our compensation policies and practices, and assists with the administration of our compensation plans. In evaluating executive officer compensation, the Compensation Committee may retain the services of compensation consultants and considers recommendations from the Chief Executive Officer with respect compensation of the other executive officers. The Compensation Committee also periodically reviews compensation for non-employee directors. During the last fiscal year, the Compensation Committee held four meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board currently consists of Ms. Maderis (chair) and Messrs. Barabe, Richman and Seaman, each of whom was determined by the Board to be an independent director. The Nominating and Corporate Governance Committee assists our Board in fulfilling its responsibilities by: identifying and approving individuals qualified to serve as members of our Board, selecting director nominees for our annual meetings of shareholders, evaluating the performance of our Board, and developing and recommending to our Board corporate governance guidelines and oversight procedures with respect to corporate governance and ethical conduct. In identifying and evaluating candidates, the committee takes into consideration the criteria approved by the Board and such other factors as it deems appropriate. We do not have a formal diversity policy, and the committee considers a broad range of factors in evaluating prospective director nominees. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Committee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Committee. The Committee engaged in discussions throughout the year without formally meeting, to build a consensus on various related matters, and all actions were taken by written consent.

Risk Oversight

A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for each company. Our Board is actively involved in oversight of risks that could affect Opexa. The full Board has retained the responsibility for general oversight of risks, but the Audit Committee primarily oversees those risks that may directly or indirectly impact our financial statements. The Board’s role in the risk oversight process includes receiving reports from members of management and the Audit Committee on areas of material risk to Opexa, including operational, financial, legal and regulatory, and strategic risks which enable it to better understand our risk identification, management and mitigation strategies.

Board Leadership Structure

The Board evaluates its leadership structure on an ongoing basis according to what the Board considers to be best for Opexa at any given point in time. Because we are a clinical stage company, we do not currently have a separate role for Chairman of the Board. Our Chief Executive Officer, in consultation with the Board, sets our strategic direction, and he manages the day to day leadership and performance of Opexa. Given our current size and stage of development, the Board believes this leadership structure is appropriate for Opexa.

2014 Director Compensation

The following table presents summary information regarding compensation of the non-employee members of our Board who served during any part of the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash		Options Awards(5)(6)		All Other Compensation		Total
Timothy C. Barabe	$12,000	(1)	$32,000	(7)	$0		$44,000
Hans-Peter Hartung, M.D.	$12,000	(2)	$32,000	(7)	$1,000	(9)	$45,000
Gail J. Maderis	$15,000	(3)	$40,000	(8)	$0		$55,000
Michael S. Richman	$15,000	(3)	$40,000	(8)	$0		$55,000
Scott B. Seaman	$15,000	(4)	$40,000	(8)	$0		$55,000

(1)	In lieu of $12,000 cash, Mr. Barabe elected to receive 6,000 shares of restricted common stock on March 19, 2014, with 33-1/3% vesting on each of June 30, 2014, September 30, 2014 and December 31, 2014.
(2)	In lieu of $12,000 cash, Dr. Hartung elected to receive an option to purchase 6,450 shares of common stock on March 19, 2014 at an exercise price of $2.00 per share, with 33-1/3% vesting on each of June 30, 2014, September 30, 2014 and December 31, 2014.
(3)	In lieu of $15,000 cash, Ms. Maderis and Mr. Richman elected to receive 8,242 shares of restricted common stock on February 28, 2014, with 25% vesting on each of March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014.
(4)	In lieu of $15,000 cash, Mr. Seaman elected to receive an option to purchase 8,844 shares of common stock on February 28, 2014 at an exercise price of $1.82 per share, with 25% vesting on each of March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014.
(5)	Amount represents the aggregate grant date fair value of equity awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). The fair value of time-based option awards is calculated using the Black-Scholes option-pricing model. See Note 13 to our financial statements included in our annual report on Form 10-K for assumptions underlying the valuation of equity awards.
(6)	The aggregate number of shares underlying outstanding option awards as of December 31, 2014 was: Mr. Barabe, 17,200 shares; Dr. Hartung, 23,650 shares; Ms. Maderis, 59,230 shares; Mr. Richman, 88,884 shares; and Mr. Seaman, 99,603 shares.
(7)	As compensation for Board services, Mr. Barabe and Dr. Hartung were issued the following two options on March 19, 2014 to purchase shares of common stock at an exercise price of $2.00 per share, the market value on the date of grant: (i) an option, with a term of the earlier of ten years or upon a change of control of Opexa, to purchase 12,900 shares, with 50% vesting immediately upon grant and the remaining 50% vesting on December 31, 2014; and (ii) an option, with a term of ten years, to purchase 4,300 shares, with 50% vesting immediately upon grant and the remaining 50% vesting on February 28, 2015.
(8)	As compensation for Board services, Ms. Maderis and Messrs. Richman and Seaman were issued the following two options on February 28, 2014 to purchase shares of common stock at an exercise price of $1.82 per share, the market value on the date of grant: (i) an option, with a term of the earlier of ten years or upon a change of control of Opexa, to purchase 17,686 shares, with 50% vesting immediately upon grant and the remaining 50% vesting on December 31, 2014; and (ii) an option, with a term of ten years, to purchase 5,896 shares, with 50% vesting immediately upon grant and the remaining 50% vesting on February 28, 2015.
(9)	Represents an honorarium paid for consulting services and participation in the American Academy of Neurology (AAN) analyst reception in April 2014.

Standard Compensation Arrangements

Employee directors do not receive any compensation for services as a member of our Board. We reimburse our directors for travel and lodging expenses in connection with their attendance at Board and committee meetings. Our standard annual compensation arrangements for our non-employee directors consists of the following, valued at $55,000:

(i)	an option to purchase shares of our common stock having a Black-Scholes determined value of $30,000 on the date of grant and an exercise price equal to the fair market value of Opexa’s common stock on such date, with 50% vesting upon grant and the balance vesting on December 31 of that year;

(ii)	an option to purchase shares of our common stock having a Black-Scholes determined value of $10,000 on the date of grant and an exercise price equal to the fair market value of Opexa’s common stock on such date, with 50% vesting upon grant and the balance vesting generally one year from the date of grant; and

(iii)	$15,000 in cash, payable in equal quarterly installments in arrears, which, at the individual election of each director, may instead be paid in the form of a stock option or restricted shares of common stock, subject to quarterly vesting or granting of such equity award.

Communications to the Board of Directors

The Board has adopted the following policy for shareholders who wish to communicate any concern directly with the Board. Shareholders may mail or deliver their communication to our principal executive offices, addressed as follows:

Addressee (*)

c/o Secretary

Opexa Therapeutics, Inc.

2635 Technology Forest Blvd.

The Woodlands, TX 77381

*Addressees: Board of Directors; Audit Committee of the Board of Directors; Nominating and Corporate Governance Committee of the Board of Directors; Compensation Committee of the Board of Directors; name of individual director.

Copies of written communications received at such address will be forwarded to the addressee as soon as practicable.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors currently consists of Messrs. Seaman and Barabe and Ms. Maderis, all of whom are independent, non-employee directors.

The Audit Committee operates under a written charter adopted by the Board, which is evaluated annually. The Audit Committee selects, evaluates and, where deemed appropriate, replaces the Company’s independent auditors. The Audit Committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except for certain de minimus amounts.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of Opexa’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on Opexa’s consolidated financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed the Company’s audited financial statements for fiscal 2014 and has met and held discussions with management and MaloneBailey, LLP, the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements for fiscal 2014 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the consolidated financial statements with the independent auditors. The Audit Committee also discussed with MaloneBailey, LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB).

MaloneBailey, LLP also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with MaloneBailey, LLP the accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and MaloneBailey, LLP, and the Audit Committee’s review of the representation of management and the report of MaloneBailey, LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC.

Submitted by the Audit Committee of the

Board of Directors of Opexa Therapeutics, Inc.:

Scott B. Seaman, Chair

Timothy C. Barabe

Gail J. Maderis

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF FORMATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors proposes and recommends approval of an amendment to our Restated Certificate of Formation to increase the number of authorized shares of common stock from 100 million to 150 million. The proposed amendment would replace Article IV of our Restated Certificate of Formation with the following language:

“The aggregate number of shares which the corporation shall have authority to issue is one hundred sixty million (160,000,000), consisting of one hundred fifty million (150,000,000) shares of common stock having $0.01 par value (“Common Stock”), and ten million (10,000,000) shares of preferred stock having no par value (“Preferred Stock”).

Reasons for the Amendment

As of the Record Date, there were 53,387,743 shares of common stock outstanding. In addition, there were, (i) 3,342,654 shares of common stock issuable upon exercise of outstanding stock options, (ii) 557,669 shares of common stock reserved for future awards under to our equity compensation plan and (iii) 28,394,797 shares of common stock issuable upon exercise of outstanding warrants. There are no shares of our preferred stock currently outstanding. If all of the shares of common stock reserved for issuance are in fact issued, then only 14,317,137 shares would be available for issuance unless the amendment is adopted. If the amendment is adopted, approximately 64,317,137 shares of common stock would be authorized, unissued and not reserved for future issuance.

The Board believes it is in the best interest of the Company to increase the number of authorized shares of common stock in order to support our present capital needs as well as future growth. This increase would provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including but not limited to, equity offerings; financings; potential strategic transactions, including mergers, acquisitions and business combinations; stock dividends; stock splits; grants under equity compensation plans; and other general corporate transactions. The Board believes that additional authorized shares of common stock will enable us to take timely advantage of market conditions and favorable financing and acquisition opportunities without the delay and expense associated with convening a special meeting of shareholders (unless otherwise required by law or NASDAQ rules).

We have no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of common stock resulting from the proposed increase in authorized shares. The additional authorized shares of common stock will be available for issuance by the Board for various future corporate needs, including those outlined above. The additional shares of stock would be identical in all respects to the shares of our common stock now authorized, including, without limitation, the same par value, the same voting rights, and the same rights to dividends and other distributions. The proposed amendment would not change the terms of our common stock nor would it affect the rights of the holders of currently issued and outstanding shares of our stock.

Possible Effects of the Amendment and Additional Anti-Takeover Considerations

If the amendment is approved, except as otherwise required by law or NASDAQ rules, no further shareholder approval would be required prior to the issuance of the additional shares authorized by the amendment. While adoption of the amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of our existing shareholders, any future issuance of additional shares could, among other things, dilute the equity interests of current shareholders and could have a negative effect on the market price of our common stock. Current shareholders have no preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership.

We have not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized number of shares of common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

Implementation of the Amendment

The proposed amendment, if adopted by the shareholders, will become effective on the date on which the Certificate of Amendment to our Restated Certificate of Formation is filed with the Secretary of State of the State Texas or such later time as is set forth in the Certificate of Amendment, which we expect would be shortly after the meeting.

The Board recommends a vote “FOR” the approval of an amendment to the Company’s Restated Certificate of Formation to increase our authorized shares of common stock.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF FORMATION TO EFFECT A REVERSE STOCK SPLIT

Our shareholders are being asked to act upon a proposal to approve a reverse stock split of all of the outstanding shares of common stock of the Company at a ratio of not less than 1-for-4 and not more than 1-for-8, with our Board having the discretion and authority to determine at which ratio to effect the reverse stock split, if at all (each, the “Reverse Stock Split”). If this proposal is approved, the Board will have the authority, but not the obligation, in its sole discretion, and without any further action on the part of the shareholders, to select a reverse split ratio and to effect the Reverse Stock Split by filing with the Secretary of State of the State of Texas a Certificate of Amendment to the Company’s Restated Certificate of Formation. The Board will also have the ability to decline to file the Certificate of Amendment if it determines that the Reverse Stock Split is not in the best interests of the Company.

If this proposal is approved and the Board decides to effect the Reverse Stock Split, then all of the outstanding shares of common stock on the date of the Reverse Stock Split will be automatically converted into a smaller number of shares, at the ratio selected by the Board, as more fully described below. Except for adjustments that may result from the treatment of fractional shares as described below, each shareholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that shareholder held immediately prior to the Reverse Stock Split. The number of authorized shares of our common stock and preferred stock will remain the same following the Reverse Stock Split, thus the Reverse Stock Split will have the effect of increasing the number of authorized but unissued shares of our common stock. There are no shares of our preferred stock currently outstanding. We have no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of common stock resulting from the proposed increase in authorized shares that will become available as a result of the Reverse Stock Split. The additional authorized shares of common stock will provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including but not limited to, equity offerings; financings; potential strategic transactions, including mergers, acquisitions and business combinations; stock dividends; stock splits; grants under equity compensation plans; and other general corporate transactions.

The form of the Certificate of Amendment to effect the Reverse Stock Split is attached hereto as Appendix A. The following discussion is qualified in its entirety by the full text of the Certificate of Amendment, which is hereby incorporated by reference. We are proposing that the Board have the discretion to select the Reverse Stock Split ratio from within a range, rather than proposing that shareholders approve a specific ratio at this time, in order to give the Board the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Determination of Reverse Stock Split Ratio.” If the Board decides to implement a Reverse Stock Split, the Company will file the Certificate of Amendment with the Secretary of State of the State of Texas and the Reverse Stock Split will be effective when it is filed with the Secretary of State of the State of Texas or such later time as is chosen by the Board and set forth in the Certificate of Amendment.

Purpose of the Reverse Stock Split

The Board’s primary objective in proposing the Reverse Stock Split is to raise the per share trading price of the common stock. The Board believes that the Reverse Stock Split will result in a higher per share trading price, which is intended to enable us to maintain the listing of our common stock on the NASDAQ Capital Market and generate greater investor interest in the Company.

On December 5, 2014, we received a letter from the listing qualifications department staff of the NASDAQ Stock Market notifying us that for the prior 30 consecutive business days the bid price of our common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of NASDAQ listing rule 5550(a)(2). We were initially provided 180 calendar days, or until June 3, 2015, to regain compliance with the minimum bid price rule. On June 1, 2015, we requested an additional 180-day grace period to regain compliance with NASDAQ’s minimum bid price requirement because our stock had continued to trade below the $1.00 minimum closing bid price. NASDAQ staff granted our extension request on June 4, 2015, and we now have until November 30, 2015 to achieve compliance with this listing standard (i.e., by our common stock maintaining a closing bid price of $1.00 per share or more for a minimum of ten consecutive business days during the additional grace period, or such longer period of time as the NASDAQ staff may require).

The Board believes that maintaining the listing of our common stock on the NASDAQ Capital Market is in the best interests of the Company and our shareholders. If our common stock were delisted from the NASDAQ Capital Market, the Board believes that the liquidity in the trading market for the common stock could be significantly decreased, which could reduce the trading price. If the Reverse Stock Split is approved by our shareholders and implemented by the Board, we expect to satisfy the $1.00 per share minimum bid price requirement for continued listing. However, despite the approval of the Reverse Stock Split by our shareholders and implementation by the Board, there is no assurance that the Reverse Stock Split will result in our meeting and maintaining the $1.00 minimum bid price requirement. The common stock could also be delisted from the NASDAQ Capital Market due to our failure to comply with one or more other NASDAQ listing rules.

The Board further believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Additionally, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the common stock can result in an individual shareholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were substantially higher. This factor may also limit the willingness of institutions to purchase our stock. The Board believes that the anticipated higher market price resulting from a Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest or handle trading in our common stock.

Although we expect the Reverse Stock Split will result in an increase in the market price of our common stock, the Reverse Stock Split may not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the market price, which is dependent upon many factors, including our performance, prospects and other factors detailed from time to time in our reports filed with the Securities and Exchange Commission. The history of similar Reverse Stock Splits for companies in like circumstances is varied. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split.

Determination of Reverse Stock Split Ratio

The ratio of the Reverse Stock Split, if approved and implemented, will be a ratio of not less than 1-for-4 and not more than 1-for-8, as determined by the Board in its sole discretion. In determining the Reverse Stock Split ratio, the Board will consider numerous factors including:

•	the historical and projected performance of our common stock;

•	prevailing market conditions;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the projected impact of the selected Reverse Stock Split ratio on trading liquidity in our common stock and our ability to continue our common stock’s listing on the NASDAQ Capital Market;

•	our capitalization (including the number of shares of our common stock issued and outstanding);

•	the prevailing trading price for our common stock and the volume level thereof; and

•	potential devaluation of our market capitalization as a result of a Reverse Stock Split.

The purpose of asking for authorization to implement the Reverse Stock Split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give the Board the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Effects of Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, if our Board decides to implement a 1-for-4 Reverse Stock Split of our common stock, then a shareholder holding 2,000 shares of our common stock before the Reverse Stock Split will instead hold 500 shares of our common stock immediately after the Reverse Stock Split. Each shareholder’s proportionate ownership of our outstanding shares of common stock will remain the same, except that shareholders that would otherwise receive fractional shares as a result of the Reverse Stock Split will receive cash payments in lieu of fractional shares. All shares of our common stock will remain fully paid and non-assessable.

Because no fractional shares will be issued, holders of our common stock could be eliminated in the event that the proposed Reverse Stock Split is implemented. However, we are not proposing the Reverse Stock Split as the first step in a “going private” transaction. As of May 31, 2015, we had approximately 49 holders of record who held fewer than eight shares of our common stock, out of a total of approximately 275 holders of record. In addition, we had more than 8,800 beneficial owners who hold common stock in street name. The NASDAQ Listing Rules require that we have more than 300 Public Holders, which is defined as “holders of a security that includes both beneficial holders and holders of record, but does not include any holder who is, either directly or indirectly, an Executive Officer, director, or the beneficial holder of more than 10% of the total shares outstanding” under Rule 5005. Because a decrease in the number of shares owned by our shareholders due to the Reverse Stock Split will not decrease the number of our Public Holders below the required minimum of 300, the Reverse Stock Split should not have a negative effect on our continued listing status on NASDAQ.

Effect on Outstanding Common Stock

The following table illustrates the effects of a 1-for-4, 1-for 6 and 1-for-8 Reverse Stock Split, without giving effect to any adjustments for fractional shares of our common stock, on our outstanding shares of common stock and other equity securities as of May 31, 2015:

	Prior to Reverse Stock Split	1-for-4	1-for-6	1-for-8
Common stock:
Outstanding	53,353,642	13,338,411	8,892,274	6,669,206
Issuable pursuant to outstanding equity awards	3,423,779	855,945	570,630	427,973
Issuable pursuant to outstanding warrants	28,145,238	7,036,310	4,690,873	3,518,155

Effect on Outstanding Options and Warrants

If the Reverse Stock Split is implemented, the number of shares of common stock subject to outstanding options and warrants issued by the Company, and the number of shares reserved for future issuance under the Company’s 2010 Stock Incentive Plan, will be reduced by the same ratio as the reduction in the outstanding shares. Correspondingly, the exercise price for individual outstanding options and warrants will, on a per share basis, be proportionally increased (i.e., the aggregate exercise price for all outstanding options and warrants will be unaffected, but following a Reverse Stock Split such exercise price will apply to a reduced number of shares). As of the record date for the Annual Meeting, there were outstanding (i) stock options to purchase an aggregate of 3,342,654 shares of common stock at a weighted average exercise price of $0.80 per share, and (ii) warrants representing the right to acquire an aggregate of 28,394,797 shares of common stock at a weighted average exercise price of $2.28 per share. Assuming, for example, a 1-for-4 Reverse Stock Split, the number of shares covered by outstanding options and warrants will be reduced to one-fourth the number currently issuable, and the exercise price will be increased by four times the current exercise price.

No Fractional Shares

No fractional shares of common stock will be issued in connection with the Reverse Stock Split. If as a result of the Reverse Stock Split, a shareholder of record would otherwise hold a fractional share, the shareholder will receive a cash payment in lieu of the issuance of any such fractional share in an amount per share equal to the closing price per share on the NASDAQ Capital Market on the trading day immediately preceding the effective date of the Reverse Stock Split (as adjusted to give effect to the Reverse Stock Split), without interest. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other right except to receive the cash payment therefore.

Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The par value of the shares of our common stock is not changing as a result of the implementation of the Reverse Stock Split. Our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the Reverse Stock Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the Reverse Stock Split because there will be fewer shares of common stock outstanding.

Implementation of Reverse Stock Split; Certificate of Amendment

If our shareholders approve this proposal, and the Board elects to effect the Reverse Stock Split, we will file the Certificate of Amendment included as Appendix A to this Proxy Statement (as completed to reflect the reverse stock split ratio as determined by the Board, in its discretion, within the range of not less than 1-for-4 and not more than 1-for-8); provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Texas and as the Board deems necessary and advisable to effect the Reverse Split. The Certificate of Amendment will become effective when it is filed with the Secretary of State of the State of Texas or such later time as is set forth in the Certificate of Amendment.

Possible Disadvantages of Reverse Stock Split

Even though the Board believes that the potential advantages of the Reverse Stock Split outweigh any disadvantages that might result, the following are some of the possible disadvantages of a Reverse Stock Split:

•	The reduced number of shares of our common stock resulting from a Reverse Stock Split could adversely affect the liquidity of our common stock.

•	A Reverse Stock Split could result in a significant devaluation of our market capitalization and the trading price of our common stock, on an actual or an as-adjusted basis, based on the experience of other companies that have effected Reverse Stock Splits.

•	A Reverse Stock Split may leave certain shareholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of common stock in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the Reverse Stock Split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling odd lots created by the Reverse Stock Split.

•	There can be no assurance that the market price per new share of our common stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the Reverse Stock Split. For example, based on the closing market price of our common stock on July 10, 2015 of $0.44 per share, if the shareholders approve this proposal and the Board selects and implements a Reverse Stock Split ratio of 1-for-4, there can be no assurance that the post-split market price of our common stock would be $1.76 per share or greater. Accordingly, the total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.

•	While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

•	If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares outstanding.

•	Because the Reverse Stock Split will not affect the number of authorized shares of common stock or preferred stock, a Reverse Stock Split will have the effect of increasing the number of authorized but unissued shares of our common stock. The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. In addition, the effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect. Although we are not proposing the Reverse Stock Split for this purpose, we could, subject to the Board’s fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board.

Effect on Beneficial Holders of Common Stock (i.e., shareholders who hold in “street name”)

Upon the effectiveness of the Reverse Stock Split, we intend to treat shares of common stock held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as registered shareholders whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding the common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split and making payment for fractional shares. If a shareholder holds shares of common stock with a bank, broker or other nominee and has any questions in this regard, shareholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e., shareholders that are registered on the transfer agent’s books and records but do not hold certificates)

Some of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These shareholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a shareholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares or cash payment in lieu of any fractional share interest, if applicable. If a shareholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the shareholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

If a shareholder is entitled to a cash payment in lieu of any fractional share interest, a check will be mailed to the shareholder’s registered address as soon as practicable after the effective date of the Reverse Stock Split. By signing and cashing the check, shareholders will warrant that they owned the shares of common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws.

Effect on Certificated Shares

Upon the Reverse Stock Split, our transfer agent will act as our exchange agent and act for holders of common stock in implementing the exchange of their certificates.

Commencing on the effective date of a Reverse Stock Split, shareholders holding shares in certificated form will be sent a transmittal letter by Continental Stock Transfer & Trust Company, the transfer agent for our common stock. The letter of transmittal will contain instructions on how a shareholder should surrender his or her certificate(s) representing shares of the common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (“New Certificates”). No New Certificates will be issued to a shareholder until that shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange the shareholder’s Old Certificates.

Shareholders will then receive a New Certificate(s) representing the number of whole shares of common stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be canceled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

If any Old Certificates have a restrictive legend on the back of the Old Certificates, the New Certificate(s) will be issued with the same restrictive legends that are on the back of the Old Certificates.

If a shareholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “No Fractional Shares.”

Shareholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Federal Income Tax Consequences

The Reverse Stock Split of the common stock should constitute a “recapitalization” for U.S. federal income tax purposes. Accordingly, holders of common stock should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of common stock. A holder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of common stock), and such shareholder’s holding period for the shares of the common stock received should include the holding period for the shares of the common stock surrendered. Holders of common stock should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

A shareholder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split should generally recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the shareholder’s tax basis in the shares of the common stock surrendered that is allocated to such fractional share of common stock. Such capital gain or loss should be long-term capital gain or loss if the shareholder’s holding period for the common stock surrendered in the Reverse Stock Split exceeds one year at the time of the Reverse Stock Split.

No Dissenters’ Rights

The holders of shares of common stock will have no dissenters’ rights of appraisal under Texas law, our certificate of formation or our bylaws with respect to the Certificate of Amendment effectuating a Reverse Stock Split.

The Board recommends a vote “FOR” the approval of an amendment to the Company’s Restated Certificate of Formation to effect the Reverse Stock Split.

PROPOSAL 4

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee selected MaloneBailey, LLP as an independent registered public accounting firm to audit our financial statements for the year ending December 31, 2015 and requests that the shareholders ratify such selection. In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the subsequent year if the Board determines that such a change would be in the best interests of Opexa and our shareholders.

We are asking shareholders to ratify the selection of MaloneBailey, LLP as our independent auditors for the fiscal year ending December 31, 2015. A representative of MaloneBailey, LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if the representative desires but is not expected to do so, and is expected to be available to respond to appropriate questions.

Audit Fees

The following table presents the estimated aggregate fees billed by MaloneBailey, LLP for services performed during our last two fiscal years.

	Years Ended December 31,
	2014	2013
Audit fees (1)(2)(3)(4)	$75,000	$45,000
Tax fees	—	—
All other fees (5)	16,500	46,000

	$91,500	$91,000

(1)	Audit fees include professional services rendered for (i) the audit of our annual financial statements for the fiscal years ended December 31, 2014 and 2013, and (ii) the reviews of the financial statements included in our quarterly reports on Form 10-Q for such years.
(2)	Fees of $15,000 out of the $30,000 total fees for the audit of Financial Statements included in our 2012 annual report on Form 10-K were paid in January of 2013.
(3)	Fees of $30,000 for the audit of Financial Statements included in our 2013 annual report on Form 10-K were paid in January of 2014.
(4)	Fees of $15,000 out of the $30,000 of total fees for the audit of Financial Statements included in our 2014 annual report on Form 10-K were paid in December of 2014.
(5)	Other fees include professional services for review of various filings and issuance of consents.

Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of Independent Auditors

The Board’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Board regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board may also pre-approve particular services on a case-by-case basis. The Audit Committee pre-approved 100% of the tax services and other services provided by our independent auditors during the last two fiscal years.

The Board recommends a vote “FOR” the ratification of the selection of MaloneBailey, LLP as our independent auditors for the fiscal year ending December 31, 2015.

EXECUTIVE OFFICERS

Our executive officers are elected by the Board of Directors and serve at the discretion of the Board. Our executive officers are as follows:

Name	Age	Position
Neil K. Warma	52	President, Chief Executive Officer and Director
Karthik Radhakrishnan	44	Chief Financial Officer
Donna R. Rill	61	Chief Development Officer

The following biographical information is for Mr. Radhakrishnan and Ms. Rill (see proposal 1 for biographical information for Mr. Warma):

Karthik Radhakrishnan has served as Chief Financial Officer since March 2013. Prior to joining Opexa, Mr. Radhakrishnan was most recently a Vice President at ING Investment Management in New York. While at ING from 2007 to 2012, he was responsible for healthcare investments in the small & small-mid cap core/growth products that are part of the Fundamental Equity product line. Previously, Mr. Radhakrishnan was the senior analyst at Eagle Asset Management from 2005 to 2007, responsible for large cap growth healthcare, and he served in various analyst positions including Senior Analyst at The Dow Chemical Company where he worked from 2002 to 2005. Mr. Radhakrishnan served as a member of the Board of Trustees at Cares Foundation, a non-profit organization serving the Congenital Adrenal Hyperplasia community, from 2008 to 2011. Mr. Radhakrishnan is a CFA charter holder and has an MBA degree from the University of Michigan, a Masters in Engineering from the State University of New York and a Bachelor’s degree from the Indian Institute of Technology.

Donna R. Rill was appointed as our Chief Development Officer in April 2013 and previously served as Senior Vice President of Operations and Quality Systems since January 2009. From November 2004 until January 2009, she served as Vice President of Operations. From April 2003 to November 2004, she was the director of quality systems and process development at Opexa Pharmaceuticals, Inc. From November 1997 to April 2003, she was the director of translational research for the Center for Cell & Gene Therapy at Baylor College of Medicine. Ms. Rill has worked to design and qualify GMP Cell & Gene Therapy Laboratories, GMP Vector Production facilities, and Translational Research Labs at St. Jude Children’s Research Hospital, Texas Children’s Hospital, and Baylor College of Medicine. Ms. Rill received her B.S. in Medical Technology from the University of Tennessee, Memphis.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Overview

Objectives of Our Executive Compensation Program

The Compensation Committee of our Board administers our executive compensation program. The Compensation Committee is composed entirely of independent directors.

The general philosophy of our executive compensation program is to align executive compensation with Opexa’s business objectives and the long-term interests of our shareholders. To that end, the Compensation Committee believes executive compensation packages we provide to our executives, including the Named Executive Officers, should include both cash and stock-based compensation that reward performance as measured against established goals. In addition, we strive to provide compensation that is competitive with other biopharmaceutical and biotechnology companies and that will allow us to attract, motivate, and retain qualified executives with superior talent and abilities.

Our executive compensation is designed to reward achievement of our corporate goals. In 2014, our corporate goals included, but were not limited to: (i) completing enrollment for our clinical trial of Tcelna in patients with Secondary Progressive Multiple Sclerosis (“SPMS”); (ii) obtaining additional financing to support our operations, including our clinical trial for Tcelna in SPMS; (iii) continuing the expansion of our T-cell technology platform by initiating development of a second indication; and (iv) various corporate governance objectives including expansion of our Board. This focus allows us to reward our executives for their roles in creating value for our shareholders.

Compensation Committee Processes and Procedures

The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers. The Compensation Committee oversees our compensation and benefit plans and policies; administers our stock option plan; reviews the compensation components provided to our officers, employees, and consultants; grants options to purchase common stock to our officers, employees, and consultants; and reviews and makes recommendations to the Board regarding all forms of compensation to be provided to the members of the Board.

The Compensation Committee generally sets the initial compensation of each executive. The Compensation Committee annually reviews and in some cases adjusts compensation for executives. Although the Chief Executive Officer provides recommendations to the Compensation Committee regarding the compensation of the other executive officers, the Compensation Committee has full authority over all compensation matters relating to executive officers.

In establishing compensation amounts for our executives and independent directors, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee annually reviews market data which is comprised of proxy-disclosed data from peer companies and information from nationally recognized published surveys for the biopharmaceutical industry, adjusted for size. The market data helps the Committee gain perspective on the compensation levels and practices at peer companies and assess the relative competitiveness of the compensation paid to our executives and independent directors. The market data thus guides the Compensation Committee in its efforts to set executive compensation at competitive levels for comparable roles in the marketplace. The Compensation Committee then takes into account other factors, such as the importance of each executive officer’s role to the Company, individual expertise, experience, and performance, retention concerns and relevant compensation trends in the marketplace, in making its final compensation determinations.

Role of Compensation Consultant

The Compensation Committee directly retained the services of Arnosti Consulting, Inc. as an independent compensation consultant to advise on compensation for our executive officers and independent directors for 2014. Arnosti Consulting supported the Compensation Committee on various topics relating to executive and independent director compensation, including selection of our peer group companies, review of our equity compensation programs, competitive assessment of pay levels and analysis of the structure of our executive and independent director compensation programs. The Compensation Committee assessed the independence of Arnosti Consulting pursuant to SEC rules and the corporate governance rules of The NASDAQ Stock Market and concluded that no conflict of interest exists that would prevent Arnosti Consulting from independently advising the Compensation Committee.

Elements of Executive Compensation

Although the Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, it strives to maintain a strong link between executive incentives and the creation of shareholder value. Therefore, we emphasize incentive compensation in the form of stock options rather than base salary.

Executive compensation consists of the following elements:

Base Salary. Base salaries for our executives are generally established based on the scope of their responsibilities, taking into account what the Compensation Committee believes to be, based on its general business experience, competitive market compensation paid by other companies for similar positions and recognizing cost of living considerations. Prior to making its recommendations and determinations, the Compensation Committee reviews each executive’s:

•	historical pay levels;

•	past performance; and

•	expected future contributions.

The Compensation Committee does not use any particular indices or formulae to arrive at each executive’s recommended pay level. Evaluations of past performance are made on a strictly qualitative basis, and may include such factors as leadership performance, contribution to the officer group, overall performance, continuous improvements, and other appropriate measures. In making decisions as to the base salaries of our executive officers, the Compensation Committee does not engage in benchmarking by using specific compensation data about other companies as a reference point.

Annual Cash Incentive Bonus. As described below under “Executive Employment Agreements,” each of the employment agreements we have entered into with our Named Executive Officers provides the officer with the opportunity to earn a cash bonus up to a stated percentage of his or her base salary based upon objectives and milestones to be agreed upon annually by our Board and Chief Executive Officer. The Board retains discretion, however, to pay a portion of any such bonus in the form of equity (including grants of restricted stock).

Equity Awards. We also use long-term incentives in the form of stock options and restricted stock awards. Employees and executive officers generally receive stock option grants at the commencement of employment and periodically receive additional stock option grants or restricted stock awards, typically on an annual basis. We believe that stock options and restricted stock awards incentivize executive performance and are instrumental in aligning the long-term interests of our employees and executive officers with those of the shareholders because such individuals realize gains based on the value of the underlying shares and stock price increases. Equity awards also help to balance the overall executive compensation program, with base salary and cash bonuses providing short-term compensation and stock options and restricted stock awards rewarding executives for long-term increases in shareholder value.

Options and restricted stock awards are granted through our 2010 Stock Incentive Plan. The Compensation Committee reviews and approves equity awards to executive officers in amounts that are based upon a review and assessment of:

•	individual performance;

•	achievement of corporate objectives;

•	each executive’s existing long-term incentives; and

•	retention considerations.

Periodic equity awards are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of members of management, such as the Chief Executive Officer. In determining the amount of any equity award, the Compensation Committee gives subjective consideration to our Named Executive Officers’ contributions towards the achievement of our goals.

In 2014, each Named Executive Officer was granted stock options and/or restricted stock awards in the amount indicated in the table entitled “2014 Grants of Plan Based Awards.” Stock options are granted with an exercise price equal to the fair market value of our common stock on the day of grant and generally vest quarterly over a three-year period. The fair value of restricted stock awards is based on the closing price of our common stock on the grant date, and we recognize compensation expense over the vesting period. Restricted stock awards granted in 2014 had time-based vesting conditions. The grant date fair value of these equity awards is computed in accordance with FASB ASC 718, and such grant date fair value is included in the total compensation of each of the Named Executive Officers. See Note 13 to our financial statements included in our Annual Report on Form 10-K for assumptions underlying the valuation of equity awards.

Pursuant to the terms of our 2010 Stock Incentive Plan, in 2014 the Compensation Committee recommended that a pool of shares of common stock be available at the discretion of the Chief Executive Officer to grant stock options to non-executive employees, and the Board approved such delegation of authority. The purpose of this delegation of authority is to enhance the flexibility of option administration and to facilitate the timely grant of options to non-management employees.

Severance Arrangements. As described below under “Executive Employment Agreements,” each of the employment agreements we have entered into with our Named Executive Officers provides the officer with certain severance protection arrangements in the event the officer’s employment is terminated by the Board without cause. In such event, the officer will receive a severance payment equal to a stated number of months of base salary, subject to certain conditions and the execution and delivery of a general release and waiver of claims in our favor. We believe the provisions of these severance arrangements are consistent with the principal objectives of our compensation programs, appropriate for the level of service provided by each executive, and provide an important “safety net” that allows each executive to focus on our business and pursue the course of action that is in the best interests of our shareholders by alleviating some potential concerns regarding their personal financial well-being in the event of a termination.

Section 162(m) Policy

Section 162(m) of the Code limits the tax deductibility by public companies of compensation in excess of $1 million paid to certain executive officers. These officers include any employee who, as of the close of the taxable year, is the principal executive officer, and any employee whose total compensation for the taxable year is required to be reported to shareholders under the Exchange Act by reason of such employee being among the three highest compensated officers for that taxable year, other than the principal executive officer or the principal financial officer. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders.

It is our policy to qualify, to the extent reasonable, our executive officers’ compensation for deductibility under applicable tax law. However, we intend to retain the flexibility necessary to provide total cash compensation in line with competitive practice, our compensation philosophy and our best interests. Therefore, we may from time to time pay compensation to our executive officers that may not be deductible.

Executive Officer Compensation

The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our “Named Executive Officers” for services provided for the fiscal year ended December 31, 2014. Our Named Executive Officers include persons who (i) served as our principal executive officer or acted in a similar capacity during 2014, (ii) were serving at fiscal year-end as our two most highly compensated executive officers, other than the principal executive officer, whose total compensation exceeded $100,000, and (iii) if applicable, up to two additional individuals for whom disclosure would have been provided as a most highly compensated executive officer, but for the fact that the individual was not serving as an executive officer at fiscal year-end.

2014 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Options Awards(2)	All Other Compensation		Total
Neil K. Warma	2014	$406,464	$172,747	(6)	$94,181	$1,137,357	$0		$1,810,749
President and Chief Executive Officer	2013	$396,550	$94,180		$53,713	$92,324	$0		$636,767
Karthik Radhakrishnan	2014	$246,000	$71,033	(6)	$30,319	$232,417	$0		$579,769
Chief Financial Officer(3)	2013	$180,925	$30,319	(4)	$0	$285,226	$20,099	(5)	$516,569
Donna R. Rill	2014	$246,000	$72,109	(6)	$22,500	$232,417	$0		$573,026
Chief Development Officer	2013	$240,006	$22,500		$37,750	$34,292	$0		$334,548

(1)	Amounts in this column represent the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC 718. The fair value of restricted stock awards is based on the closing price of our common stock on the grant date, and we recognize the compensation expense over the vesting period.

(2)	Amounts in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. Each officer was granted two options on February 28, 2014, and the fair value of each was calculated using the Black-Scholes option-pricing model. The first option is based upon the achievement of a future performance-based strategic milestone objective, and the grant date fair value is based upon the probable outcome of the performance conditions. The second option is time-based. See Note 13 to our financial statements included in our annual report on Form 10-K for assumptions underlying the valuation of equity awards.
(3)	Mr. Radhakrishnan was appointed as Chief Financial Officer on March 29, 2013 at an annual salary of $240,000.
(4)	Mr. Radhakrishnan’s bonus was pro-rated to reflect his March 2013 employment start state.
(5)	Represents payments made to Mr. Radhakrishnan for relocation and temporary housing expenses.
(6)	Of these amounts, 10% was payable immediately. Of the remaining 90%, half was payable if the Company obtained an aggregate amount of financing in 2015 for its operations (regardless of source) of at least $6 million, and the second half was payable if the Company obtained an aggregate amount of financing in 2015 for its operations (regardless of source) of at least $12 million (cumulative). The Board reserved discretion to determine a payout of between half and all of the remaining 90% if the Company obtained an aggregate amount of financing in 2015 for its operations (regardless of source) of between $6 million and $12 million (cumulative). As a result of the rights offering we completed on April 9, 2015, we paid the remaining 90% in full to each executive officer.

Executive Employment Agreements

Neil K. Warma. We entered into an employment agreement on June 16, 2008 with Neil K. Warma pursuant to which he serves as our President and Chief Executive Officer. Pursuant to the agreement, which automatically renews for 12-month periods, Mr. Warma is currently compensated at the rate of $416,625 per annum. In addition, Mr. Warma is entitled to the following: (i) an annual cash bonus of up to 50% of his base salary based upon milestones to be agreed upon; and (ii) a one-time payment of $50,000 cash and 6,250 shares of our common stock to be issued if and when the closing bid price of our common stock equals or exceeds $16.00 for 20 consecutive trading days. In addition, we provide Mr. Warma with our standard benefits and insurance coverage as generally provided to our management, as well as contractual indemnification rights by reason of his service as an officer and employee. If his employment is terminated by the Board without cause, as defined in the agreement, Mr. Warma will be entitled to receive a severance payment equal to 12 months of his base salary plus a payment equal to 30% of base salary in lieu of any potential bonus, in addition any earned but unpaid bonus. In addition, vesting of stock options will accelerate in full. We will also reimburse Mr. Warma for COBRA expenses for a 12-month period, subject to a cap equal to Opexa’s standard contribution to employee health benefits. Upon the effectiveness of a change in control, as defined in the agreement, Mr. Warma will receive 18 months of salary and COBRA reimbursement and a payment equal to 45% of base salary in lieu of any potential bonus, in addition to any earned but unpaid bonus. In addition, all vesting of options will accelerate in full. Any payment or benefit Mr. Warma might receive upon a change of control which would constitute a “parachute payment” under Section 280G of the Internal Revenue Code will be reduced so as not to trigger excise tax under Section 4999 of such Code. Mr. Warma’s agreement also provides that for a 12-month period following his termination of employment, he will not engage or participate in any competitive business or solicit or recruit any of our employees. The severance and change of control benefits are subject to Mr. Warma executing and delivering a general release and waiver of claims in favor of Opexa.

Karthik Radhakrishnan. We entered into an employment offer letter with Karthik Radhakrishnan on March 12, 2013 pursuant to which we appointed Mr. Radhakrishnan as our Chief Financial Officer on March 29, 2013. Mr. Radhakrishnan’s salary was increased to $260,000 per annum effective January 1, 2015, and he is currently compensated at the rate of $275,000 per annum. He is eligible to receive an annual discretionary bonus of up to 35% of his base salary per 12-month period, based on the achievement of objectives as determined by our Board and Chief Executive Officer. In addition, Mr. Radhakrishnan was granted a ten-year stock option to purchase 125,000 shares of our common stock that will vest in quarterly increments over a three-year period. As part of this agreement, Mr. Radhakrishnan was eligible for reimbursement of temporary housing of up to $2,500 per month for a maximum of three months, a several day house hunting-trip and a moving expense allowance of $15,000. Mr. Radhakrishnan receives our standard benefits and insurance coverage as generally provided to members of our management, as well as contractual indemnification rights by reason of his service as an officer and employee. Mr. Radhakrishnan’s employment may be terminated at any time voluntarily by him or without cause (as defined in the offer letter) by the Board. If his employment is terminated by the Board without cause, Mr. Radhakrishnan will be entitled to receive a severance payment equal to six months of his base salary and vesting for any unvested stock options will accelerate by six additional months. The severance benefits are subject to Mr. Radhakrishnan having been continuously employed through the termination event, executing and delivering a general release and waiver of claims in favor of Opexa, not being in breach of the offer letter or our proprietary information and inventions agreement, and not engaging in any activity which is competitive with Opexa during the term of the offer letter or while receiving the severance benefits. The timing of any payments to Mr. Radhakrishnan under the offer letter is subject to applicable requirements of Section 409A of the Code and the related Treasury Regulations.

Donna R. Rill. We entered into an amended and restated employment agreement with Donna R. Rill on April 21, 2010 which is effective as of April 1, 2010, pursuant to which Ms. Rill serves as our Chief Development Officer. This agreement superseded Ms. Rill’s prior agreement. Ms. Rill is currently compensated at the rate of $252,150 per annum and is eligible to receive an annual discretionary bonus of up to 20% of her base salary per 12-month period, based on the achievement of objectives as determined by our Board and Chief Executive Officer. In addition, Ms. Rill receives our standard benefits and insurance coverage as generally provided to our management, as well as contractual indemnification rights by reason of her service as an officer and employee. Ms. Rill’s employment may be terminated at any time voluntarily by her or without cause (as defined in the agreement) by the Board. If her employment is terminated by the Board without cause, Ms. Rill will be entitled to receive a severance payment equal to six months of her base salary and vesting for any unvested stock options will accelerate by six additional months. The severance benefits are subject to Ms. Rill having been continuously employed through the termination event, executing and delivering a general release and waiver of claims in favor of Opexa, not being in breach of the employment agreement or our proprietary information and inventions agreement, and not engaging in any activity which is competitive with Opexa during the term of the employment agreement or while receiving the severance benefits. The timing of any payments to Ms. Rill under the employment agreement is subject to applicable requirements of Section 409A of the Code and the related Treasury Regulations.

2014 Grants of Plan Based Awards

The following table presents information regarding stock options and restricted stock awards granted during the fiscal year ended December 31, 2014 pursuant to our 2010 Stock Incentive Plan to our Named Executive Officers.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Stock and Options
Name	Grant Date	Threshold	Target	Maximum	Units(2)	Options(3)	Awards	Awards(4)
Neil K. Warma	2-28-14	—	316,250	316,250	—	—	$1.82	$572,331
	2-28-14	—	—	—	—	316,250	$1.82	$565,026
	2-28-14	—	—	—	51,748	—	—	$94,181
Karthik Radhakrishnan	2-28-14	—	64,625	64,625	—	—	$1.82	$116,955
	2-28-14	—	—	—	—	64,625	$1.82	$115,462
	2-28-14	—	—	—	16,659	—	—	$30,319
Donna R. Rill	2-28-14	—	64,625	64,625	—	—	$1.82	$116,955
	2-28-14	—	—	—	—	64,625	$1.82	$115,462
	2-28-14	—	—	—	12,363	—	—	$22,500

(1)	The Target and Maximum amounts represent the number of shares of common stock underlying performance-based options that will vest, if at all, 100% in the event our ongoing Phase IIb Abili-T clinical trial for patients with SPMS meets its designated study endpoints. The performance options have a term of ten years.

(2)	The restricted stock awards are time-based and vested in full on February 28, 2015.
(3)	These options are time-based, have a term of ten years and vest quarterly over a four-year period, with 25% vesting on the one-year anniversary of the grant date and the remaining 75% vesting quarterly over the remaining three years.
(4)	Amount represents the aggregate grant date fair value of equity awards computed in accordance with FASB ASC 718. For performance-based and time-based options, the fair value was calculated using the Black-Scholes option-pricing model, and is based upon the achievement of the probable outcome of the performance conditions for performance-based options. The fair value of restricted stock awards is based on the closing price of our common stock on the grant date, and we recognize the compensation expense over the vesting period. See Note 13 to our financial statements included in our annual report on Form 10-K for assumptions underlying the valuation of equity awards.

2014 Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards at December 31, 2014 for each of the Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
Neil K. Warma	62,500	—		$4.04	06/16/18	51,748	(6)	$37,259
	37,500	—		$0.88	01/16/19
	25,000	—		$8.20	11/30/19
	18,750	—		$6.24	01/04/21
	39,988	3,635	(1)	$3.80	01/06/22
	32,718	10,905	(2)	$3.80	01/06/22
	55,984	39,987	(2)	$3.80	01/06/22
	33,334	16,666	(3)	$1.88	11/08/23
	—	316,250	(4)	$1.82	02/28/24
	—	316,250	(5)	$1.82	02/28/24
Karthik Radhakrishnan	72,917	52,083	(1)	$2.34	03/29/23	16,659	(6)	$11,994
	—	64,625	(4)	$1.82	02/28/24
	—	64,625	(5)	$1.82	02/28/24
Donna R. Rill	1,500	—		$28.00	12/05/15	12,363	(6)	$8,901
	5,845	—		$20.00	04/20/16
	8,000	—		$21.88	06/18/17
	750	—		$4.36	05/06/18
	8,250	—		$4.68	06/26/18
	10,000	—		$0.88	01/16/19
	2,099	—		$1.88	02/06/19
	12,500	—		$8.20	11/30/19
	6,250	—		$6.24	01/04/21
	8,797	800	(1)	$3.80	01/06/22
	7,852	2,617	(2)	$3.80	01/06/22
	12,215	8,724	(2)	$3.80	01/06/22
	10,000	10,000	(1)	$1.75	04/29/23
	—	64,625	(4)	$1.82	02/28/24
	—	64,625	(5)	$1.82	02/28/24

(1)	The shares vest quarterly over a three-year period from the grant date.
(2)	The performance-based options began vesting quarterly over a three year-period upon achievement of certain key milestone events. On September 12, 2012, the first tranche of one-third of the performance option shares commenced three-year quarterly vesting upon achievement of the first key milestone, which was Opexa initiating a clinical trial for Tcelna in SPMS. On February 5, 2013, the second tranche of two-thirds of the performance option shares commenced three-year quarterly vesting upon achievement of the second key milestone, which was Opexa entering into a collaboration, partnership or other strategic arrangement involving rights in the United States for Tcelna.
(3)	25% of the shares vested on the date of the grant, with the balance vesting quarterly in equal amounts at the end of each of the next nine quarters.
(4)	25% of the shares vest on the one-year anniversary of the grant date, and the remaining 75% vesting quarterly over the remaining three years.
(5)	The performance-based options will vest, if at all, 100% in the event our ongoing Phase IIb Abili-T clinical trial for patients with SPMS meets its designated study endpoints.
(6)	The restricted stock awards are time-based and vested in full on February 28, 2015.
(7)	Based on the closing market price of Opexa common stock on December 31, 2014.

Certain Relationships and Related Party Transactions

Transactions with Related Persons

Since January 1, 2014, we have engaged in no reportable transactions with our directors, executive officers, beneficial holders of more than 5% of our voting securities, and affiliates or their immediately family members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

The following table sets forth, as of July 15, 2015, the number and percentage of shares of our common stock beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors and nominees; (c) the Named Executive Officers; and (d) all current directors and executive officers, as a group. As of July 15, 2015, there were 53,387,743 shares of common stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Beneficial Ownership Table

Name and Address of Beneficial Owner(1)	Number of Shares Owned		Percentage of Class
Beneficial Owners of more than 5%:
Frigate Ventures LP and affiliates (2)	5,536,999	(3)	9.9%
Executive Officers and Directors:
Scott B. Seaman (4)	2,049,002	(5)	3.8%
Neil K. Warma	659,323	(6)	1.2%
Karthik Radhakrishnan	292,645	(7)	*
Donna R. Rill	164,711	(8)	*
Michael S. Richman	176,462	(9)	*
Gail J. Maderis	146,808	(10)	*
Timothy Barabe	128,052	(11)	*
Hans-Peter Hartung	71,257	(12)	*
All directors and executive officers as a group (8 persons)**	3,688,260	(13)	6.6%

*	Less than 1%
**	Includes only current directors and officers serving in such capacity as of the date of the table.
(1)	Unless otherwise indicated in the footnotes, the mailing address of the beneficial owner is c/o Opexa Therapeutics, Inc., 2635 Technology Forest Boulevard, The Woodlands, Texas 77381.
(2)

This information is based on the Schedule 13G filed with the SEC on April 16, 2015 by Frigate Ventures LP (d/b/a Anson Group), a Texas limited partnership (“Frigate”), Admiralty Advisors LLC, a Texas limited liability company (“Admiralty”), Bruce R. Winson, the principal of Frigate and Admiralty, M5V Advisors Inc. (d/b/a Anson Group Canada), an Ontario, Canada corporation (“M5V”), and Adam Spears and Moez Kassam, directors of M5V, and other information available to us. These shares are held by a private fund to which Frigate and M5V serve as co-investment advisors (the “Fund). As co-investment advisors to the Fund, Frigate and M5V may direct the vote and disposition of the shares held by the Fund. As general partner of Frigate, Admiralty may direct the vote and disposition of the shares held by the Fund. As the principal of Frigate and Admiralty, Mr. Winson may direct the vote and disposition of the shares held by the Fund. As directors of M5V, Messrs. Spears and Kassam may direct the vote and disposition of the shares held by the Fund. The mailing addresses of the beneficial owners are: (i) for Frigate, Admiralty and Mr. Winson, 5950 Berkshire Lane, Suite 210, Dallas, Texas 75225; and (ii) for M5V, Messrs. Spears and Kassam, 111 Peter Street, Suite 904, Toronto, Ontario M5V 2H1.

(3)	Consisting of: (i) 3,500,000 shares of common stock; and (ii) 2,036,999 shares of common stock underlying currently exercisable Series M warrants. The Series M warrants have a 9.9% beneficial ownership contractual cap on exercise of the warrants. The Series L warrants held by the Fund have a 4.99% beneficial ownership contractual cap on exercise of the warrants, and therefore, shares underlying the Series L warrants held by the Fund are excluded because the Series L warrants are not currently exercisable.
(4)	Scott B. Seaman is a principal of Chaswil, Ltd. (“Chaswil”), the investment manager of Alkek & Williams Ventures, Ltd. (“Ventures”). Chaswil holds voting power and investment power with respect to Company securities held by Ventures pursuant to a written agreement, and Mr. Seaman has shared voting power and shared investment power over all of the shares of common stock beneficially owned by Ventures. The information in this footnote is primarily based on the Schedule 13D/A filed with the SEC on August 23, 2012, by Ventures, Chaswil, Mr. Seaman, Albert and Margaret Alkek Foundation (the “Foundation”), DLD Family Investments, LLC (“DLD Family”) and certain other reporting persons named therein (the “Foundation 13D”) and other information available to us. The Foundation acts through an investment committee of its board of directors, which includes Mr. Seaman, Charles Williams, Daniel Arnold, Joe Bailey and Ms. Randa Duncan Williams. Mr. Seaman is the executive director of the Foundation and chairman of the investment committee. The investment committee has sole voting and investment power over all of the shares of common stock beneficially owned by the Foundation. However, pursuant to the Foundation 13D, neither the executive director nor any member of the investment committee may act individually to vote or sell shares of common stock held by the Foundation; therefore, the Foundation has concluded that no individual committee member is deemed to beneficially own, within the meaning of Rule 13d-3 of the Exchange Act, any shares of common stock held by the Foundation solely by virtue of the fact that he or she is a member of the investment committee. Additionally, pursuant to the Foundation 13D, the Foundation has concluded that because Mr. Seaman, in his capacity as executive director or chairman of the investment committee, cannot act in such capacity to vote or sell shares of common stock held by the Foundation without the approval of the investment committee, he is not deemed to beneficially own, within the meaning of Rule 13d-3 of the Exchange Act, any shares of common stock held by the Foundation by virtue of his position as executive director or chairman of the investment committee. Ms. Williams is the principal of DLD Family and she may be deemed to exercise voting and investment power with respect to such shares held by DLD Family. Pursuant to the Foundation 13D, the Foundation, Ventures, Chaswil, Mr. Seaman and certain other reporting persons named therein may be deemed to constitute a group for purposes of Section 13(d) or Section 13(g) of the Exchange Act. However, the Foundation, Ventures, Chaswil and Mr. Seaman expressly disclaim (i) that, for purposes of Section 13(d) or Section 13(g) of the Exchange Act, they are a member of a group with respect to securities of Opexa held by certain other reporting persons named therein and (ii) that they have agreed to act together with certain other reporting persons named therein other than as described in the Foundation 13D. Each reporting person disclaims beneficial ownership with respect to all other shares of common stock other than those securities whereby the reporting person possesses sole voting power and sole dispositive power. The mailing address of the beneficial owner is 1100 Louisiana, Suite 5250, Houston, Texas 77002.
(5)	Consisting of: (i) 1,037,414 shares of common stock held by Ventures; (ii) 175,781 shares of common stock underlying Series I warrants held by Ventures; (iii) 22,950 shares of common stock underlying Series K warrants held by Ventures; (iv) 518,707 shares underlying Series M warrants held by Ventures; (v) 85,000 shares of common stock held by Mr. Seaman; (vi) 44,087 shares of common stock underlying Series M warrants held by Mr. Seaman; and (vii) 165,063 shares of common stock underlying currently exercisable stock options held by Mr. Seaman.
(6)	Consisting of: (i) 144,881 shares of common stock; (ii) 5,273 shares of common stock underlying Series I Warrants; (iii) 688 shares of common stock underlying Series K Warrants; (iv) 37,247 shares of common stock underlying Series M warrants; and (v) 471,234 shares of common stock underlying currently exercisable stock options.
(7)	Consisting of: (i) 124,659 shares of common stock; (ii) 50,000 shares of common stock underlying Series M warrants; and (iii) 117,986 shares of common stock underlying currently exercisable stock options.

(8)	Consisting of: (i) 32,765 shares of common stock; and (ii) 131,946 shares of common stock underlying currently exercisable stock options.
(9)	Consisting of: (i) 31,729 shares of common stock; (ii) 8,242 shares of common stock underlying Series M warrants; and (iii) 136,491 shares of common stock underlying currently exercisable stock options.
(10)	Consisting of: (i) 31,729 shares of common stock; (ii) 8,242 shares of common stock underlying Series M warrants; and (iii) 106,837 shares of common stock underlying currently exercisable stock options.
(11)	Consisting of: (i) 47,245 shares of common stock; (ii) 16,000 shares of common stock underlying Series M warrants; and (iii) 64,807 shares of common stock underlying currently exercisable stock options.
(12)	Consisting of: 71,257 shares of common stock underlying currently exercisable stock options.
(13)	Consisting of: (a) the following held by Mr. Seaman or for which Mr. Seaman may be deemed to have voting and investment power: (i) 1,037,414 shares of common stock held by Ventures; (ii) 175,781 shares of common stock underlying Series I warrants held by Ventures; (iii) 22,950 shares of common stock underlying Series K warrants held by Ventures; (iv) 518,707 shares underlying Series M warrants held by Ventures; (v) 85,000 shares of common stock held by Mr. Seaman; (vi) 44,087 shares of common stock underlying Series M warrants held by Mr. Seaman; and (vii) 165,063 shares of common stock underlying currently exercisable stock options held by Mr. Seaman; (b) the following held by Mr. Warma: (i) 144,881 shares of common stock; (ii) 5,273 shares of common stock underlying Series I Warrants; (iii) 688 shares of common stock underlying Series K Warrants; (iv) 37,247 shares of common stock underlying Series M warrants; and (v) 471,234 shares of common stock underlying currently exercisable stock options; (c) the following held by Mr. Radhakrishnan: (i) 124,659 shares of common stock; (ii) 50,000 shares of common stock underlying Series M warrants; and (iii) 117,986 shares of common stock underlying currently exercisable stock options; (d) the following held by Ms. Rill: (i) 32,765 shares of common stock; and (ii) 131,946 shares of common stock underlying currently exercisable stock options; (e) the following held by Mr. Richman: (i) 23,302 shares of common stock; (ii) 8,242 shares of common stock underlying Series M warrants; and (iii) 136,491 shares of common stock underlying currently exercisable stock options; (f) the following held by Ms. Maderis: (i) 23,302 shares of common stock; (ii) 8,242 shares of common stock underlying Series M warrants; and (iii) 106,837 shares of common stock underlying currently exercisable stock options; (g) the following held by Mr. Barabe: (i) 38,818 shares of common stock; (ii) 16,000 shares of common stock underlying Series M warrants; and (iii) 64,807 shares of common stock underlying currently exercisable stock options; and (h) 71,257 shares of common stock underlying currently exercisable stock options held by Dr. Hartung.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership. These reporting persons are required by SEC regulations to furnish us with copies of all such reports they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, we believe all of the reporting persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2014.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are our shareholders may be “householding” our proxy materials. If householding is in effect, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the proxy statement and annual report, please notify your broker. Shareholders who currently receive multiple copies of the proxy statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker. We will deliver a separate set of proxy materials promptly upon written or oral request from a shareholder. Please direct any such requests to Investor Relations, Opexa Therapeutics, Inc., 2635 Technology Forest Blvd., The Woodlands, Texas 77381, or call Investor Relations at (281) 272-9331.

OTHER BUSINESS

The Board knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the person named in the accompanying form of proxy or his or their substitutes will vote in their discretion on those matters.

By Order of the Board of Directors

Neil K. Warma

President and Chief Executive Officer

July 23, 2015

The Woodlands, Texas

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE OR USE ONE OF THE VOTING METHODS DESCRIBED IN THE ATTACHED MATERIALS. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A LEGAL PROXY ISSUED IN YOUR NAME.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our proxy solicitor:

ADVANTAGE PROXY

(877) 870-8565 (toll free)

Appendix A

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF FORMATION

OF

OPEXA THERAPEUTICS, INC.

Pursuant to the provisions of Section 3.053 of the Texas Business Organizations Code, Opexa Therapeutics, Inc., a Texas corporation (the “Corporation”), hereby adopts the following Certificate of Amendment to its Restated Certificate of Formation (the “Restated Certificate”).

ARTICLE I.

The name of the Corporation is Opexa Therapeutics, Inc. The file number issued to the Corporation by the Secretary of State of the State of Texas is 118585600 and the date of formation of the Corporation is March 15, 1991.

ARTICLE II.

The Restated Certificate is hereby amended by adding the following paragraph to the end of Article IV:

“Upon this Certificate of Amendment to the Restated Certificate of Formation becoming effective pursuant to the Texas Business Organizations Code of the State of Texas (the “Effective Date”), each share of Common Stock, par value $0.01 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Date, shall be, and hereby is, reclassified as and changed into [one-Xth (1/Xth)]1 of a share of Common Stock, par value $0.01 per share (the “New Common Stock”). Each outstanding stock certificate which immediately prior to the Effective Date represented one or more shares of Old Common Stock shall thereafter, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of New Common Stock determined by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Date by [one-Xth (1/Xth)] and rounding such number down to the nearest whole integer, and shares of Old Common Stock held in uncertificated form shall be treated in the same manner. The Corporation shall not be required to issue or deliver any fractional shares of New Common Stock. Each holder of such New Common Stock shall be entitled to receive for such fractional interest, and at the Effective Date any such fractional interest in such shares of New Common Stock shall be converted into the right to receive, an amount in cash, without interest, determined by multiplying (i) such fractional share interest to which the holder would otherwise be entitled by (ii) the closing sale price of the Common Stock (on a post-reverse-split basis as adjusted for the amendment effected hereby) on the trading day immediately prior to the Effective Date on The NASDAQ Stock Market, or if the principal exchange on which the Common Stock is then traded is other than The NASDAQ Stock Market, such exchange as may be applicable. Shares of Common Stock that were outstanding prior to the Effective Date and that are not outstanding after the Effective Date shall resume the status of authorized but unissued shares of Common Stock.”

ARTICLE III.

This Certificate of Amendment to the Restated Certificate has been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the Corporation.

[1]	“1/X” represents a fraction, within the range of 1-for-4 to 1-for-8, inclusive, to be determined by the Board of Directors, such that references to “1/X” or “1/Xth” are to a number no greater than 1/4 and no less than 1/8, as selected by the Board of Directors.

A-1

ARTICLE IV.

This Certificate of Amendment shall become effective on [                    ].

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Dated: [ ]
Neil K. Warma
President and Chief Executive Officer

A-2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Mail or Fax – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week

OPEXA THERAPEUTICS, INC.	HOW TO VOTE YOUR SHARES OF OPEXA THERAPEUTICS, INC.

Vote Your Proxy by Mail:

Mark, sign and date your proxy card and return it in the postage-paid pre-addressed envelope provided to Proxy Services, Continental Stock Transfer & Trust Co., 8th Floor, 17 Battery Place, New York, NY 10004 no later than 24 hours before the time appointed for the aforesaid Annual Meeting.

Vote Your Proxy by Fax: Mark, sign and date your proxy card below, then fax both sides of your proxy card to (281) 872-8585.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING BY FAX

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3  AND 4.

PROPOSAL 1 – Election of Directors: To elect six directors to hold office until the 2016 Annual Meeting of Shareholders.				PROPOSAL 4 – Ratification of Auditors: Proposal to ratify the appointment of MaloneBailey, LLP as auditors for the fiscal year ending December 31, 2015.

		FOR	WITHHOLD AUTHORITY	☐ FOR ☐ AGAINST ☐ ABSTAIN
Nominees: 01 – Timothy Barabe 02 – Hans-Peter Hartung 03 – Gail J. Maderis	04 – Michael Richman 05 – Scott B. Seaman 06 – Neil K. Warma	☐	☐	THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES IN ITEM 1 AND FOR ITEMS 2, 3 AND 4.
(To withhold authority to vote for any individual nominee, mark the “FOR” box and strike a line through that nominee’s name in the list above)				☐
Address Change? Mark Box.
Indicate changes below:

PROPOSAL 2 – Increase in Authorized Shares:
Proposal to approve an amendment to the Restated Certificate of Formation to increase the number of authorized shares of common stock to 150 million.
☐ FOR ☐ AGAINST ☐ ABSTAIN

PROPOSAL 3 – Reverse Stock Split:				COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:
Proposal to approve an amendment to the Restated Certificate of Formation to effect a reverse stock split of the common stock, as determined by the Board of Directors in its discretion, of a ratio of not less than 1-for-4 and not more than 1-for-8.
☐ FOR ☐ AGAINST ☐ ABSTAIN

Signature	Signature	Date , 2015

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be held on August 28, 2015:

Our Proxy Statement and 2014 Annual Report on Form 10-K are available at: www.cstproxy.com/opexatherapeutics/2015

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ▲

PROXY

OPEXA THERAPEUTICS, INC.

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 28, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Opexa Therapeutics, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and appoints Neil K. Warma, with full power of substitution, as proxy to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Annual Meeting of Shareholders of the Company to be held at 2 Houston Center, 909 Fannin, Suite 2000, Houston, Texas 77010, at 10:00 a.m., Central Time, on August 28, 2015, and any and all adjournments or postponements thereof. Such proxy or substitute shall have and may exercise all of the powers of said proxy hereunder. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING INCLUDING ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

(Continued, and to be marked, dated and signed, on the other side)